Exhibit 10.4

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”), dated July 12, 2013, is by and between SCIENS INSTITUTIONAL SERVICES LLC, a Delaware limited liability company (“Provider”), and COLT DEFENSE LLC, a Delaware limited liability company (“Company”).

RECITALS:

WHEREAS, Provider has the capability of performing and the expertise to perform, certain consulting and other services for and on behalf of Company in connection with the business of the Company;

WHEREAS, Company is in need of such consulting and other services and does not have the capability, resources and expertise necessary to perform all of such services for itself; and

WHEREAS, Company desires to engage Provider, and Provider desires to be engaged by Company to perform certain consulting and other services in connection with the business of the Company.

NOW, THEREFORE, in consideration of the promises and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
Consulting Services To Be Provided

1.1           Consulting Services.  Provider shall provide the consulting services set forth on Schedule A and such other services as the parties hereto may from time to time agree (the “Consulting Services”).

1.2           Use of Independent Contractors.  Provider will provide Consulting Services either through its own resources or by contracting with third-party independent contractors.  If, when and to the extent that Provider decides to provide a Consulting Service through a third-party independent contractor, Provider shall consult with and obtain the Company’s approval, which approval shall not be unreasonably withheld or conditioned or unduly delayed.  Provider shall at all times remain fully liable for the performance by any third-party independent contractor retained by it.

1.3           Relationship Between Provider and Company.  The relationship between Provider and Company established by this Agreement and Provider’s performance hereunder shall be that of an independent contractor and not one of employee and employer, co-employer, joint employer, partner, joint venturer or alter ego.  Company agrees that it will have no right to control or direct the details, manner or means by which Provider, Provider’s employees or Provider’s contractors perform Consulting Services.  Provider shall be solely responsible for training, instructing and compensating its employees and contractors who perform Consulting Services, including, without limitation, paying their wages, salaries or fees, providing their benefits and the withholding of any and all taxes.  It is understood and agreed that Provider personnel performing Consulting Services will meet the job or position qualifications normally required of a person performing the particular or comparable service for Provider’s own internal operations.

ARTICLE II
Compensation for Consulting Services

2.1           Billings.                      The fee for the Consulting Services shall be equal to $650,000 per annum, payable quarterly in advance.

2.2           Taxes.  Provider shall be responsible for reporting all of its federal income and state income/franchise taxes, and filing all related federal and state income/franchise tax returns with governmental entities related to providing Consulting Services.

2.3           Expenses.  In addition to any fees that may be payable to Provider hereunder, the Company hereby agrees, from time to time upon request, to reimburse Provider for all reasonable expenses, disbursements, travel and other out-of-pocket expenses incurred in connection with the Consulting Services.

ARTICLE III
Information/Cooperation

3.1           Information Regarding Consulting Services.  Provider and Company shall each make available to the other party any information required or reasonably requested by that other party regarding the performance of Consulting Services and shall be responsible for timely providing that information and for the accuracy and completeness of that information.  Provider shall not be liable for any impairment of the Consulting Services caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from Company that is required or reasonably requested regarding the Consulting Services.

3.2           Cooperation.                                 Provider and Company will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Consulting Services.  Provider and Company will cooperate with each other in making information available as needed in the event of any and all internal or external audits.  If this Agreement is terminated in whole or in part, the parties will cooperate with each other in all reasonable respects in order to effect an efficient transition to minimize the disruption to the business of both parties, including the assignment or transfer of the rights and obligations under any contracts to the extent assignable or transferable.

3.3           Further Assistance.  Provider and Company shall each take such actions, upon request of the other party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

ARTICLE IV
Confidential Information

4.1           Definition.                      For the purposes of this Agreement, “Confidential Information” means non-public information about the disclosing party’s or any of its affiliates’ business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information, including software (source and object code) and programming code, of a party or its affiliates marked or designated “confidential” or “proprietary” or by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential.  Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means.  Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving party lawfully receives from a third party without restriction on disclosure and to the receiving party’s knowledge without breach of a nondisclosure obligation.

4.2           Nondisclosure.  Provider and Company each agree that (i) it will not disclose to any third party (except a third party which is an affiliate of either party) or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

4.3           Permitted Disclosure.  Notwithstanding the foregoing, Provider and Company may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, including, without limitation, to disclosure obligations imposed under the federal securities laws, provided that such party has given the other party prior notice of such requirement when legally permissible to permit the other party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) on a “need-to-know” basis, under a written obligation of confidentiality that contains customary restrictions to prevent unlawful trading in the Company’s securities on the basis of Confidential Information, to its consultants, legal counsel, affiliates, accountants, banks and other financing sources and their advisors.

4.4           Ownership of Confidential Information.  All Confidential Information supplied or developed by either party shall be and remain the sole and exclusive property of the party who supplied or developed it.

ARTICLE V
Amendment; Term; Termination

5.1           Amendment.  This Agreement, including the quarterly fee amounts, may be amended from time to time by written agreement of the parties.

5.2           Term.            This Agreement shall commence on the date hereof and, unless otherwise extended pursuant this Section 5.2, shall terminate on the earlier of (x) the seventh anniversary of the date hereof (the “Term”) or (y) the occurrence of a Capital Transaction (as defined below).  Upon a Capital Transaction prior to the end of the any applicable Term, the Company shall pay

Provider the higher of (x) $650,000 and (y) the amount payable by the Company for the remainder of the Term (not to exceed two years) assuming the Capital Transaction had not occurred exclusively for the early termination of this Agreement plus expenses.  For purposes of the foregoing, a Capital Transaction means any of (1) the sale or other disposition of all or substantially all of the assets of the Company, (2) a merger, consolidation, stock exchange, stock issuance or other sale of stock transaction as a result of which the shareholders (or their equivalent) immediately prior to such transaction hold 50% or less of the stock (or its equivalent) of the Company (or the successor thereto) by vote or by equitable interest, (3) an initial public primary offering for stock of the Company (or any successor thereto) or (4) dissolution or liquidation of the Company (or any successor thereto). Upon the seventh anniversary of the date hereof, and at the end of each year thereafter (each of such seventh anniversary and the end of each year thereafter being a “Year End”), the Term shall automatically be extended for an additional year unless notice to the contrary is given by the Company at least 120, but no more than 180, days prior to such Year End, as applicable.  The provisions of Section 6.1, and the obligation to pay any accrued fees or expenses payable pursuant to Article II hereof shall survive the termination of this Agreement (fees shall for purposes of any mid-year termination of this Agreement be deemed to have accrued on a monthly basis).  Provider may terminate this Agreement at any time upon 90 days prior written notice.

ARTICLE VI
Indemnification

6.1           Company Indemnification.  The Company shall indemnify and hold harmless Provider and each of its Related Parties (as defined below) (each, an “Indemnified Party”) from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise, relating to or arising out of the Consulting Services or other matters referred to in or contemplated by this Agreement or the performance by such Indemnified Party of the Consulting Services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Provider and any Related Party or controlling persons (if any), as the case may be, of Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Provider, any such affiliate and any such Related Party or other person.

6.2           Limitation of Liability.  Neither Provider nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, representatives and affiliates (each a “Related Party” and, collectively, the “Related Parties”) shall be liable to the Company or any of its affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of any Consulting Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of such person. In no event will Provider or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if Provider has been advised of the possibility of such damages. Under no circumstances will the liability of Provider and Related Parties hereunder relating to the provision of the applicable Consulting Services exceed, in the aggregate, the fees actually paid to Provider hereunder during the applicable year.

6.3           Survival.  The terms of this Article shall survive the termination of this Agreement.

ARTICLE VII
Arbitration

7.1           Disputes.  All disputes among the parties relating to or in connection with this Agreement, including, but not limited to, its interpretation, performance or breach, shall be submitted to binding confidential arbitration as described in this Article.

7.2           Notice; Selection of Arbitrators.  A party initiating arbitration shall provide notice of its demand for arbitration.  The parties shall have 45 days from receipt of such demand for arbitration in which to appoint a sole mutually acceptable arbitrator.  If the parties fail to appoint its arbitrator within such 45 days, the initiating party shall request that that American Arbitration Association appoint an arbitrator, which appointment shall be final.

7.3           Submission of Case.  A party shall submit its case to the arbitrator (the “Panel”) within one month from the date of the appointment of the arbitrator, but this period of time may be extended by written consent of the Panel.

7.4           Decision.  The Panel shall make its decision with regard to the custom and usage of Company’s business.  The written decision of the Panel shall be rendered within 60 days following the termination of the Panel’s hearings, unless the Parties consent to an extension.  Such decision of the Panel shall be final and binding upon the Parties both as to law and fact, and may not be appealed to any court of any jurisdiction.  Judgment may be entered upon the final decision of the Panel in any court of proper jurisdiction.

7.5           Fees and Expenses.  The Panel shall award to the prevailing party its costs and attorneys’ fees as well as the fees and expenses of the arbitrators.

7.6           Location.  Any arbitration pursuant to this Article shall be conducted in New York, New York, unless otherwise agreed in writing by the parties; provided, however, that the Panel may choose to take evidence and/or convene a hearing in a place other than New York, New York for the convenience of the parties, the witnesses or the Panel.

ARTICLE VIII
Miscellaneous

8.1           Entire Agreement.  This Agreement, including Schedule A attached hereto, constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof.  For the avoidance of doubt, this Agreement does not supersede that certain Management Services Agreement, dated as of July 7, 2007, between the Company and Sciens Management LLC.

8.2           Waiver.  At any time the parties by written agreement may waive compliance with any of the provisions of this Agreement.

8.3           Governing Law.  This Agreement shall be construed and interpreted according to the laws of the State of New York without regard to the conflicts of Law rules thereof.

8.4            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8.5           Notices.  All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or within five days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 8.5:

If to Provider:	Sciens Institutional Consulting Services LLC 667 Madison Avenue New York, NY 10065 Attention: John P. Rigas
If to Company:	Colt Defense LLC 547 Park Avenue Hartford, CT 06110 Attention: Chief Executive Officer

8.6           Counterparts; Headings.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.  The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

8.7           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.8.           No Reliance.  Except for Related Parties, no third party is entitled to rely on any of the provisions of this Agreement and neither Provider nor Company assumes any liability to any third party because of any reliance on the provisions of this Agreement.

8.9           No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.10           Warranty Disclaimer.  PROVIDER MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING WITHOUT LIMITATION, THE WARRANTIES IMPLIED BY LAW OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THIS AGREEMENT, THE PERFORMANCE OF THE CONSULTING SERVICES CONTEMPLATED BY THIS AGREEMENT OR ANY TANGIBLE PROPERTY DELIVERED BY PROVIDER PURSUANT TO THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Sciens Institutional Consulting Services LLC

By:  /s/ Z. Clifton Dameron
       Name:  Z. Clifton Dameron
       Its:       Authorized Signatory

Colt Defense LLC

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Its:       President and Chief Executive Officer

[SIGNATURE PAGE TO CONSULTING AGREEMENT]

SCHEDULE A

Consulting Services shall be comprised of the following (without limitation):

General:

(1) general corporate support, and (2) other consulting services conducted in the ordinary course consistent with past practice.

Legal Consulting:

General legal consulting with respect to: (1) mergers, acquisitions and joint ventures, (2) capital markets transactions, (3) borrowing for indebtedness, (4) litigation, (5) compensation arrangements and policies of the Company, including senior management and (6) coordination with, and selection of, counsel to the Company in connection with the foregoing

Financial:

General financial consulting with respect to (1) financial analysis of the Company’s results of operations and projections and (2) financial modeling of different financial scenarios and/or events

Management:

General consulting with respect to (1) compensation policies of the Company, including long term retention compensation, including option and other equity plans of the Company, (2) compensation of senior management of the Company, (3) compensation arrangements with senior management of the Company, (4) number and individuals serving as directors of the Company, (5) selecting and hiring senior executives of the Company, including the CEO, CFO and GC, (6) the management activities and evaluation of performance of senior management of the Company (including recommending and providing an Executive Chairman of the Company) and (7) selection and retention of advisors in connection with the foregoing.

Tax:

General tax consulting with respect to: (1) internal tax policies of the Company with regards to the corporate structure of Colt Defense and its subsidiaries, including mergers, acquisitions and joint ventures, (2) tax distribution policies of the Company, including consultation with the Company’s tax advisors regarding the tax distribution calculation and amounts, (3) coordination with, and selection of, legal and accounting tax advisors to implement the foregoing and (4) general tax planning of the Company.